Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the First Quarter of 2022

•	Net income of $10.2 million and earnings per common share of $1.34 for the three months ended March 31, 2022
•	Annualized return on average assets of 1.27% for the three months ended March 31, 2022
•	Annualized return on average common equity of 12.62% for the three months ended March 31, 2022
•	Quarterly cash dividend of $0.22 per share declared, matching prior quarter and an increase of 4.8% from prior-year first quarter

MANITOWOC, Wis, April 19, 2022 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $10.2 million, or $1.34 per share, for the first quarter of 2022, compared with net income of $11.5 million, or $1.49 per share, for the prior-year first quarter.

Operating Results

Net interest income during the first quarter of 2022 was $22.3 million, down $0.9 million from the previous quarter but up $0.2 million from the first quarter of 2021. Interest income on loans originated through the Small Business Administration’s Paycheck Protection Program (“PPP”) totaled $0.7 million during the first quarter of 2022, compared to $1.3 million during the previous quarter and $2.4 million during the first quarter of 2021.

During the first quarter of 2022 the Bank engaged in a strategy to enhance net interest income, utilizing $300.0 million in short-term borrowings from the Federal Home Loan Bank and investing these funds in short-term, liquid, interest-earning assets. This strategy increased net interest income during the quarter by $0.1 million.

Interest income related to purchase accounting entries, resulting from our acquisitions of other institutions over the last several years, increased net interest income during the first quarter of 2022 by $0.3 million, or $0.03 per share after tax, compared to $0.7 million and $0.5 million, or $0.07 and $0.05 per share after tax, for the fourth and first quarters of 2021, respectively.

Excluding income from PPP loans and the impact of purchase accounting entries, net interest income increased $2.1 million in the first quarter year-over-year. Excluding income from PPP loans, the impact of purchase accounting entries, and the impact of two fewer earning days in the current quarter, net interest income increased $0.6 million quarter-over-quarter.

Net interest margin was 3.06% for the first quarter of 2022, compared to 3.47% for the previous quarter and 3.57% for the first quarter of 2021. The aforementioned short-term net interest income enhancement strategy decreased net interest margin by 0.29% during the quarter. Purchase loan accounting entries added 0.04%, 0.11% and 0.09% to net interest margin for each of these periods, respectively.

Bank First recorded a provision for loan losses of $1.2 million during the first quarter of 2022, compared to $0.6 million and $0.9 million during the fourth and first quarters of 2021, respectively. Significant first quarter loan growth, as discussed later in this release, led to the need for a higher provision for loan losses. Through the first three months of 2022, recoveries of previously charged-off loans exceeded current charge-offs by $0.2 million. This compared favorably to negligible net charge-offs during the first three months of 2021.

Noninterest income was $5.2 million during the first quarter of 2022, compared to $5.5 million and $6.3 million during the fourth and first quarters of 2021, respectively. Income from our investment in Ansay & Associates LLC increased $0.4 million from the prior quarter, and $0.1 million from the prior-year first quarter. A slowdown in residential mortgage lending, experienced across the banking industry, led to a decline in gains on sales of mortgage loans to the secondary market of $0.5 million from the prior quarter, and $2.1 million from the prior-year first quarter. Finally, gains on sales of other real estate owned during the quarter totaled $0.2 million, comparing favorably to losses of $0.2 million in the prior quarter and gains of $0.1 million in the prior-year first quarter. The Bank ended the first quarter of 2022 with no other real estate property owned.

Noninterest expense was $12.7 million in the first quarter of 2022, compared to $13.4 million and $12.4 million during the fourth and first quarters of 2021, respectively. Personnel expense totaled $7.2 million for the first quarter of 2022, compared to $7.3 million and $7.1 million for the fourth and first quarters of 2021, respectively. Outside service fees totaled $1.2 million in the first quarter of 2022, compared to $0.8 million for the fourth and first quarters of 2021. Outside service fees included $0.5 million in expenses related to the pending acquisition of Denmark Bancshares, Inc. Finally, other noninterest expense during the first quarter of 2022 declined by $1.1 million from the prior quarter. During the fourth quarter of 2021, Bank First incurred a one-time expense when it purchased a domain name from another institution for $0.8 million as part of a rebranding initiative. No similar expense was incurred during the current quarter, leading to the positive variance quarter-over-quarter.

Balance Sheet

Total assets were $2.92 billion at March 31, 2022, a $12.6 million decrease from December 31, 2021, but up $78.7 million from March 31, 2021. Total loans were $2.32 billion at March 31, 2022, up $81.2 million from December 31, 2021, and up $87.8 million from March 31, 2021. Excluding PPP originations and repayments or forgiveness, loans grew by 12.7% over the trailing twelve months. Annualized loan growth during the first quarter of 2022 net of these same items amounted to 17.6%. Total deposits, nearly all of which remain core deposits, were $2.56 billion at March 31, 2022, up $28.7 million from December 31, 2021, and up $109.1 million from March 31, 2021. Noninterest-bearing demand deposits comprised 31.4% of the Bank’s total core deposits at March 31, 2022.

Asset Quality

Nonperforming assets at March 31, 2022, totaled $5.4 million, down from $8.2 million and $14.7 million at the end of the fourth and first quarters of 2021, respectively. Nonperforming assets to total assets ended the first quarter of 2022 at 0.19%, down from 0.28% at the end of the prior quarter and down from 0.52% from the end of the prior-year first quarter.

Capital Position

Stockholders’ equity totaled $318.3 million at March 31, 2022, a decrease of $4.4 million from the previous quarter but an increase of $14.9 million from March 31, 2021. Interest rate movements during the current quarter significantly impacted the value of investments in the Bank’s available-for-sale investment portfolio, creating a loss in other comprehensive income which reduced stockholders equity by $8.2 million. Dividends totaling $1.7 million and share repurchases totaling $5.0 million further reduced capital. Strong earnings served to partially offset these items, increasing capital by $10.2 million.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.22 per common share, payable on July 6, 2022, to shareholders of record as of June 22, 2022.

Bank First Corporation provides financial services through its subsidiary, Bank First, which was incorporated in 1894. The bank is an independent community bank with 21 banking locations in Wisconsin. The bank has grown through both acquisitions and de novo branch expansion. The company employs approximately 279 full-time equivalent staff and has assets of approximately $2.9 billion. Bank First offers loan, deposit and treasury management products at each of its banking offices. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered through the bank’s partnership with Legacy Private Trust, an alliance with Morgan Stanley and an affiliation with McKenzie Financial Services, LLC. The bank is a co-owner of a bank technology outfitter, UFS, LLC, which provides digital, core, cybersecurity, managed IT and cloud services. Further information about Bank First Corporation is available by clicking on the Investor Relations tab at www.BankFirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the proposed merger with Denmark Bancshares, Inc. (“Denmark”) (the “Denmark merger”), statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risk that the cost savings and any revenue synergies from the Denmark merger may not be realized or may take longer than anticipated to be realized, (5) disruption from the Denmark merger with customer, supplier, employee or other business partner relationships, (6) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with Denmark, (7) the failure to obtain necessary regulatory approvals for the Denmark merger, (8) the failure to obtain the approval of Bank First’s and Denmark’s shareholders in connection with the Denmark merger, (9) the possibility that the costs, fees, expenses, and charges related to the Denmark merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (10) the failure of the closing conditions to the Denmark merger to be satisfied, or any unexpected delay in closing the Denmark merger, (11) the risks related to the integrations of the combined businesses following the Denmark merger, including the risk that the integrations will be materially delayed or will be more costly or difficult than expected, (12) the diversion of management time on issues related to the Denmark merger, (13) the ability of Bank First to effectively manage the larger and more complex operations of the combined company following the Denmark merger, (14) the dilution caused by Bank First’s issuance of additional shares of its common stock in the Denmark merger, (15) the risks associated with Bank First’s pursuit of future acquisitions, (16) reputational risk and the reaction of the parties’ respective customers to the Denmark merger, (17) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, (18) the risk of potential litigation or regulatory action related to the Denmark merger, and (19) general competitive, economic, political, and market conditions.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation
Consolidated Financial Summary (Unaudited)

(In thousands, except per share data)	At or for the Three Months Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Results of Operations:
Interest income	$24,220	$25,043	$24,898	$24,003	$24,442
Interest expense	1,930	1,812	1,964	2,189	2,339
Net interest income	22,290	23,231	22,934	21,814	22,103
Provision for loan losses	1,200	600	650	950	900
Net interest income after provision for loan losses	21,090	22,631	22,284	20,864	21,203
Noninterest income	5,234	5,520	5,031	6,647	6,343
Noninterest expense	12,731	13,435	12,469	12,294	12,358
Income before income tax expense	13,593	14,716	14,846	15,217	15,188
Income tax expense	3,410	3,553	3,628	3,669	3,674
Net income	$10,183	$11,163	$11,218	$11,548	$11,514

Earnings per common share - basic	$1.34	$1.46	$1.46	$1.50	$1.49
Earnings per common share - diluted	1.34	1.46	1.46	1.50	1.49

Common Shares:
Basic weighted average	7,540,264	7,570,128	7,605,541	7,653,317	7,657,301
Diluted weighted average	7,559,844	7,595,052	7,624,791	7,668,740	7,677,976
Outstanding	7,570,766	7,616,540	7,641,771	7,688,795	7,729,216

Noninterest income / noninterest expense:
Service charges	$1,422	$1,574	$1,491	$1,596	$1,467
Income from Ansay	826	383	756	723	725
Income from UFS	705	776	751	663	366
Loan servicing income	1,062	1,557	599	1,178	505
Net gain on sales of mortgage loans	671	1,167	1,206	2,187	2,811
Net gain (loss) on other real estate owned	171	(186)	-	73	133
Other noninterest income	377	249	228	227	336
Total noninterest income	$5,234	$5,520	$5,031	$6,647	$6,343

Personnel expense	$7,175	$7,307	$6,996	$7,121	$7,091
Occupancy, equipment and office	1,115	950	1,070	968	1,210
Data processing	1,345	1,334	1,259	1,358	1,393
Postage, stationery and supplies	183	181	204	131	197
Advertising	89	75	50	53	49
Charitable contributions	168	135	121	152	126
Outside service fees	1,172	776	741	804	755
Net loss on sales of securities	-	-	3	-	-
Amortization of intangibles	293	352	351	351	351
Other noninterest expense	1,191	2,325	1,674	1,356	1,186
Total noninterest expense	$12,731	$13,435	$12,469	$12,294	$12,358

Period-end balances:
Cash and cash equivalents	$107,359	$296,860	$299,953	$251,071	$261,174
Investment securities available-for-sale, at fair value	297,063	212,689	148,376	153,818	167,940
Investment securities held-to-maturity, at cost	5,841	5,911	5,912	5,912	5,934
Loans	2,316,688	2,235,515	2,208,915	2,225,217	2,228,892
Allowance for loan losses	(21,749)	(20,315)	(20,237)	(19,547)	(18,531)
Premises and equipment	50,068	49,461	44,181	43,503	43,606
Goodwill and core deposit intangible, net	59,099	59,392	59,743	60,095	60,561
Mortgage servicing rights	5,466	5,016	4,345	4,738	3,726
Other assets	105,101	93,023	95,417	94,143	92,897
Total assets	2,924,936	2,937,552	2,846,605	2,818,950	2,846,199

Deposits	2,557,106	2,528,440	2,472,258	2,446,654	2,448,035
Securities sold under repurchase agreements	13,130	41,122	17,402	21,679	47,631
Borrowings	25,247	25,511	26,679	26,697	30,467
Other liabilities	11,150	19,826	15,004	12,490	16,624
Total liabilities	2,606,633	2,614,899	2,531,343	2,507,520	2,542,757

Stockholders' equity	318,303	322,653	315,262	311,430	303,442

Book value per common share	42.04	42.36	41.26	40.50	39.26
Tangible book value per common share	34.24	34.56	33.44	32.69	31.42

Average balances:
Loans	$2,271,956	$2,207,615	$2,218,324	$2,247,026	$2,196,142
Interest-earning assets	3,001,174	2,695,175	2,659,584	2,633,850	2,547,783
Total assets	3,209,202	2,901,685	2,861,959	2,835,580	2,750,471
Deposits	2,543,471	2,513,918	2,479,799	2,453,156	2,355,888
Interest-bearing liabilities	2,080,172	1,759,437	1,738,895	1,723,395	1,694,711
Goodwill and other intangibles, net	59,285	59,614	59,969	60,363	60,782
Stockholders' equity	322,852	318,837	313,868	308,201	300,331

Paycheck Protection Program ("PPP") loan information
PPP Loans (period end)	$16,904	$31,100	$62,639	$127,277	$188,221
PPP Loan Deferred Origination Fees (period end)	477	1,080	2,243	4,252	4,552
PPP Loans (average during the period)	23,552	50,602	95,645	171,036	174,242
Interest income recognized during the period (includes recognized origination fees)	662	1,290	2,251	1,922	2,368

Financial ratios:
Return on average assets	1.27%	1.53%	1.57%	1.63%	1.67%
Return on average common equity	12.62%	13.89%	14.30%	14.99%	15.34%
Average equity to average assets	10.06%	10.99%	10.97%	10.87%	10.92%
Stockholders' equity to assets	10.88%	10.98%	11.08%	11.05%	10.66%
Tangible equity to tangible assets	9.04%	9.15%	9.17%	9.11%	8.72%
Loan yield	4.02%	4.25%	4.25%	4.13%	4.34%
Earning asset yield	3.32%	3.74%	3.76%	3.71%	3.95%
Cost of funds	0.38%	0.41%	0.45%	0.51%	0.56%
Net interest margin, taxable equivalent	3.06%	3.47%	3.47%	3.37%	3.57%
Net loan charge-offs to average loans	-0.04%	0.02%	-0.01%	-0.01%	0.00%
Nonperforming loans to total loans	0.24%	0.37%	0.53%	0.55%	0.63%
Nonperforming assets to total assets	0.19%	0.28%	0.42%	0.45%	0.52%
Allowance for loan losses to loans	0.94%	0.91%	0.92%	0.88%	0.83%

Bank First Corporation
Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	March 31, 2022			March 31, 2021
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,174,967	$87,150	4.01%	$2,102,261	$90,976	4.33%
Tax-exempt	96,989	4,194	4.32%	93,881	4,331	4.61%
Securities
Taxable (available for sale)	193,300	5,225	2.70%	100,566	2,657	2.64%
Tax-exempt (available for sale)	84,513	2,152	2.55%	71,283	2,259	3.17%
Tax-exempt (held to maturity)	5,905	152	2.57%	6,661	166	2.49%
Cash and due from banks	445,500	716	0.16%	173,131	158	0.09%
Total interest-earning assets	3,001,174	99,589	3.32%	2,547,783	100,547	3.95%
Non interest-earning assets	228,787			220,723
Allowance for loan losses	(20,759)			(18,035)
Total assets	$3,209,202			$2,750,471
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$237,785	$272	0.11%	$221,489	$256	0.12%
Savings accounts	572,394	1,918	0.34%	434,697	1,571	0.36%
Money market accounts	683,401	1,915	0.28%	626,857	2,137	0.34%
Certificates of deposit	237,091	1,891	0.80%	316,677	4,240	1.34%
Brokered Deposits	11,685	338	2.89%	18,249	516	2.83%
Total interest bearing deposits	1,742,356	6,334	0.36%	1,617,969	8,720	0.54%
Other borrowed funds	337,816	1,491	0.44%	76,742	767	1.00%
Total interest-bearing liabilities	2,080,172	7,825	0.38%	1,694,711	9,487	0.56%
Non-interest bearing liabilities
Demand Deposits	801,115			737,919
Other liabilities	5,063			17,510
Total Liabilities	2,886,350			2,450,140
Shareholders' equity	322,852			300,331
Total liabilities & sharesholders' equity	$3,209,202			$2,750,471
Net interest income on a fully taxable equivalent basis		91,764			91,060
Less taxable equivalent adjustment		(1,365)			(1,419)
Net interest income		$90,399			$89,641
Net interest spread (3)			2.94%			3.39%
Net interest margin (4)			3.06%			3.57%

(1) Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2) Nonaccrual loans are included in average amounts outstanding.
(3) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4) Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.